Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-41409, 333-90375 and 333-165605 on
Form S-8 of our reports dated September 28, 2010, relating to the financial statements of Thor Industries, Inc. and subsidiaries, and the effectiveness of Thor Industries, Inc. and subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 10-K of Thor Industries, Inc. and subsidiaries for the year ended July 31, 2010.
Deloitte & Touche LLP
Chicago, Illinois
September 28, 2010